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                                                                    Exhibit 99.4


                        Consent of Independent Auditors


We consent to the incorporation by reference in Registration Statements (No. 033-53321, No. 033-53323, No. 333-34569, No. 033-60997) of Collins & Aikman
Corporation of our report dated August 24, 2001 (except for Note 19, as to which the date is May 3, 2002), with respect to the combined balance sheets of the Trim Division of Textron Automotive Company ("TAC-Trim") as of December 30, 2000 and January 1, 2000, and the related combined statements of income, changes in net worth and cash flows for each of the three years in the period ended December 30, 2000, which report appears in the Form 8-K of Collins & Aikman Corporation filed with the Securities and Exchange Commission on May 21, 2002.


                                             /s/ Ernst & Young LLP




Toledo, Ohio
May 21, 2002